Exhibit 99.1

National CineMedia, Inc. Reports Results for Fiscal Fourth Quarter and Full Year 2007

Announces Quarterly Cash Dividend

CENTENNIAL, Colo.--(BUSINESS WIRE)--National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 44.8% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today announced consolidated results for the fiscal fourth quarter and year ended December 27, 2007.

Total revenue for the fourth quarter 2007 increased 27.5% to $94.5 million from $74.1 million for the comparable quarter last year. Total advertising revenue for the fourth quarter 2007 increased 42.7% to $85.6 million from $60.0 million for the comparable quarter last year. Meetings and events revenue decreased 31.0% to $8.9 million in the fourth quarter of 2007 compared to $12.9 million in the comparable quarter last year. National advertising inventory utilization for the quarter increased to 104.4% from 93.7% in the comparable quarter last year. Cost per thousand (or CPM) advertising rates increased 2.1% in the quarter compared to the prior year. Net income for the fourth quarter 2007 was $8.2 million, or $0.19 per diluted share, compared to net income of $0.7 million in the comparable quarter last year.

The Company completed its initial public offering (IPO) of stock and NCM LLC completed its debt financing on February 13, 2007, therefore the historical results prior to the IPO are not comparable to the post-IPO results. The fiscal year ended December 27, 2007 is divided into two periods, pre-IPO from December 29, 2006 through February 12, 2007 for its predecessor NCM LLC, and post-IPO from February 13, 2007 through December 27, 2007 for its consolidated results after the acquisition of its interest in NCM LLC. 2006 CPMs and inventory utilization have been recalculated to conform to the current year presentation.

For the fiscal year ended December 27, 2007, total revenue was $308.3 million for the post-IPO period and $23.6 million for the pre-IPO period, compared to $219.3 million for the full fiscal year ended December 28, 2006. National advertising inventory utilization for fiscal 2007 increased to 87.0% from 77.5% in 2006. CPM advertising rates increased 1.6% compared to the prior year. For the fiscal year ended December 27, 2007 net income for the post-IPO period was $24.8 million and the net loss for the pre-IPO period was $4.2 million, compared to a net loss of $10.5 million for the full fiscal year ended December 28, 2006.

The Company is also pleased to announce today that its Board of Directors has authorized the Company’s fourth quarter cash dividend of $0.15 per share of common stock, payable on March 26, 2008, to stockholders of record on March 12, 2008.

Commenting on the Company’s 2007 results, Chairman and CEO Kurt Hall said, “During 2007 we exceeded our original expectations with pro forma adjusted EBITDA growth for the year of over 30%. This growth reflected the successful execution of our strategy to increase both the depth and breadth of our client base, expand the geographic reach and coverage of our digital network, and continue to improve the experience for theatre patrons. In 2008, we will continue to further reinforce our market position with the addition of Lowes and Kerasotes screens to our network.” Mr. Hall continued, “This strengthening of our theatre network along with our new Internet initiative and other out-of-home digital network platforms that are being incubated will allow us to capture an increasing share of the shift in media spending from traditional media platforms to new digital platforms.”

Pro Forma Financial Information

In connection with the completion of the Company’s IPO, the Company acquired a 44.8% interest in NCM LLC and the Company and NCM LLC entered into several new agreements (the “IPO Transaction”). The Company and NCM LLC’s founding members (AMC, Cinemark and Regal) entered into the amended LLC operating agreement and NCM LLC entered into the restated exhibitor services agreements, the Loews integration agreement with AMC and an $805.0 million senior secured credit facility with a group of lenders, of which $784.0 million was outstanding at December 27, 2007.

In order to facilitate additional comparative analysis between periods, set forth below is pro forma financial information for the fourth quarter and full year of fiscal 2006 and fiscal 2007 that reflect the IPO Transaction as if it had become effective on December 30, 2005. All pro forma amounts exclude payments from AMC associated with the Loews integration agreement as those amounts are recorded directly to the equity accounts. The actual amount related to the Loews integration agreement for the quarter ended December 27, 2007 was $3.7 million and the pro forma amount for the full year period ended December 27, 2007 was $11.7 million.

Total pro forma revenue for the fourth quarter 2007 grew 7.8% to $94.5 million from $87.7 million for the comparable quarter last year. Pro forma advertising revenue increased 14.6% to $85.6 million from $74.7 million for the comparable quarter last year. Pro forma meetings and events revenue decreased 31.0% to $8.9 million from $12.9 million. Pro forma adjusted EBITDA grew 18.2% to $53.2 million from $45.0 million in the fourth quarter of 2006. Pro forma adjusted EBITDA as a percentage of total pro forma revenue increased from 51.4% in the fourth quarter of 2006 to 56.3% in the current quarter. Pro forma net income for the fourth quarter of 2007 grew 18.8% to $8.2 million compared to $6.9 million for the comparable period in 2006. Pro forma earnings per diluted share increased 18.8% to $0.19 per share for the fourth quarter of 2007 compared to $0.16 per share for the fourth quarter of 2006.

Total pro forma revenue for the full year ended December 27, 2007 grew 22.6% to $338.0 million from $275.7 million for the comparable period last year. Pro forma advertising revenue increased 23.8% to $309.5 million from $250.0 million for the comparable period last year. Meetings and events pro forma revenue increased 11.4% to $28.3 million from $25.4 million. Pro forma adjusted EBITDA grew 31.7% to $182.1 million from $138.3 million in 2006. Pro forma adjusted EBITDA as a percentage of total pro forma revenue increased from 50.2% in the full year 2006 to 53.9% for the full year 2007. Pro forma net income for the fiscal full year 2007 grew 48.2% to $24.6 million compared to pro forma net income for the fiscal full year 2006 of $16.6 million. Pro forma earnings per diluted share increased 45.0% to $0.58 per share for the full year 2007 compared to $0.40 per share for the full year 2006.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time. The live call can be accessed by dialing (888) 765-5547 or for international participants (913) 312-1434. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, March 13, 2008, by dialing (888) 203-1112 or for international participants (719) 457-0820, and entering passcode 1673224.

EBITDA and Adjusted EBITDA

EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by management to measure operating performance. EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA excludes from EBITDA severance plan costs, share based payment costs and deferred stock compensation. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue. EBITDA, adjusted EBITDA and adjusted EBITDA margin are important supplemental measures of operating performance because they eliminate items that have less bearing on our operating performance and so highlight trends in our core business that may not otherwise be apparent when relying solely on generally accepted accounting principles, or GAAP, financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Pro Forma Non-GAAP Information

The unaudited pro forma financial information for the fiscal year ended December 27, 2007 and the fiscal year ended December 28, 2006 is included for informational purposes only and does not purport to reflect the Company’s and NCM LLC’s results of operations that would have occurred had they operated as a separate, independent company during the periods presented. The historical results of NCM LLC have been affected by related party transactions as discussed more fully in the Company’s public filings with the Securities and Exchange Commission. The pro forma financial information should not be relied upon as being indicative of the Company’s and NCM LLC’s results of operations had the transactions contemplated in connection with the IPO Transaction been completed on the dates assumed. The pro forma financial information also does not project the results of operations for any future periods. The pro forma information is included because the Company believes it provides the most meaningful basis for comparison between periods.

About National CineMedia, Inc.

NCM LLC operates the largest digital in-theatre network in North America through long-term agreements with its founding members, AMC Entertainment Inc., Cinemark USA Inc. (NYSE: CNK) and Regal Entertainment Group (NYSE: RGC), the three largest theatre operators in the U.S., and through multi-year agreements with several other theatre operators. NCM LLC produces and distributes its FirstLook pre-feature program; cinema and lobby advertising products; comprehensive meeting and event services and other entertainment programming content. NCM LLC’s national network includes over 15,250 screens of which over 13,200 are part of the Company’s Digital Content Network (DCN). NCM LLC’s DCN covers 169 Designated Market Areas® (49 of the top 50). During 2007, approximately 542 million patrons attended movies shown in theatres owned by the NCM LLC founding members (excluding Loews). National CineMedia, Inc. (NASDAQ: NCMI) owns a 44.8% interest in and is the managing member of NCM LLC.

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. Please refer to the Company's Securities and Exchange Commission filings for further information about these and other risks.

NATIONAL CINEMEDIA, INC.
Statement of Operations
($ in millions, except per share data)
	Quarter Ended December 27, 2007	Quarter Ended December 28, 2006
Revenue:
Advertising	$85.6	$60.0
Administrative fees – founding members	—	1.1
Meetings and events	8.9	12.9
Other	—	0.1

TOTAL REVENUE	94.5	74.1

Expenses:
Advertising operating costs	2.9	3.2
Meetings and events operating costs	5.3	6.6
Network costs	4.0	4.2
Circuit share costs/theatre access fees – founding members	10.7	41.5
Selling and marketing costs	13.0	10.3
Administrative costs	6.0	5.0
Severance plan costs	0.2	0.8
Depreciation and amortization	1.7	1.4
Other	0.2	0.2

TOTAL EXPENSES	44.0	73.2

Operating income/(loss)	50.5	0.9

Interest expense, net	16.5	0.2

Income/(loss) before income taxes and minority interest	34.0	0.7
Provision for income taxes	13.6	—
Minority interest, net	12.2	—
NET INCOME/(LOSS)	$8.2	$0.7

Earnings per share:
Basic	$0.19
Diluted	$0.19

NATIONAL CINEMEDIA, INC.
Statement of Operations
($ in millions, except per share data)
	Period February 13, 2007 through December 27, 2007	Period December 29, 2006 through February 12, 2007	Year Ended December 28, 2006
Revenue:

Advertising	$282.7	$20.6	$188.2
Administrative fees - founding members	—	0.1	5.4
Meetings and events	25.4	2.9	25.4
Other	0.2	—	0.3

TOTAL REVENUE	308.3	23.6	219.3

Expenses:
Advertising operating costs	9.1	1.1	9.2
Meetings and events operating costs	15.4	1.4	11.1
Network costs	13.3	1.7	14.7
Circuit share costs/theatre access fees – founding members	41.5	14.4	130.1
Selling and marketing costs	40.9	5.2	38.2
Administrative costs	19.2	2.8	16.4
Severance plan costs	1.5	0.4	4.2
Depreciation and amortization	5.0	0.7	4.8
Other	0.9	—	0.6

TOTAL EXPENSES	146.8	27.7	229.3

Operating income/(loss)	161.5	(4.1)	(10.0)

Interest expense, net	57.2	0.1	0.5
Income/(loss) before income taxes and minority interest	104.3	(4.2)	(10.5)
Provision for income taxes	41.9	—	—
Minority interest, net	37.6	—	—

NET INCOME / (LOSS)	$24.8	$(4.2)	$(10.5)
Earnings per share:
Basic	$0.59
Diluted	$0.59

NATIONAL CINEMEDIA, INC.
Selected Balance Sheet Data
($ in millions)
	December 27, 2007	December 28, 2006
Cash, cash equivalents and short-term investments	$ 29.9	$ 6.7
Receivables, net	93.2	63.9
Property and equipment, net	22.2	12.6
Total Assets	463.6	90.0
Borrowings	784.0	10.0
Members’ equity	—	3.5
Stockholders’ equity/(deficit)	(572.4)	—
Total Liabilities and Stockholders’ Equity	463.6	90.0

NATIONAL CINEMEDIA, INC. (Historical)
Operating Data
Unaudited
	Year	Year
	Ended	Ended
	December 27, 2007	December 28, 2006

Founding Member Screens at Period End(1)	13,261	13,127

Total Screens at Period End(2)	15,265	14,081

Digital Screens at Period End(3)	13,254	11,463

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 27, 2007	December 28, 2006	December 27, 2007	December 28, 2006

Founding Member Attendance for Period(4) (in millions)	118.6	129.7	541.9	514.1

Capital Expenditures (in millions)	$ 6.5	$ 2.3	$ 15.0	$ 6.6

(1)	Represents the total number of screens within our advertising network operated by NCM LLC's founding members. Excludes Loews screens for all periods presented.

(2)	Represents the sum of founding member screens and network affiliate screens.

(3)	Represents the total number of screens which are connected to the digital content network.

(4)	Represents the total attendance within NCM LLC's advertising network in theatres operated by the founding members. Excludes Loews attendance for all periods presented.

NATIONAL CINEMEDIA, INC. (Pro Forma)
Operating Data
Unaudited
(in millions, except advertising revenue per founding member attendee and per share data)
	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 27, 2007	December 28, 2006	December 27, 2007	December 28, 2006

Advertising Revenue	$85.6	$74.7	$309.5	$250.0
Total Revenue	94.5	87.7	338.0	275.7
Operating Income	50.5	41.8	171.1	126.8

Founding Member Attendance	118.6	129.7	541.9	514.1
Advertising Revenue / Founding Member Attendee	$0.72	$0.57	$0.57	$0.48

EBITDA	$52.2	$43.2	$176.8	$131.6
Adjusted EBITDA	53.2	45.0	182.1	138.3
Adjusted EBITDA Margin	56.3%	51.4%	53.9%	50.2%

Earnings Per Share – Basic	$0.19	$0.16	$0.58	$0.39
Earnings Per Share – Diluted	$0.19	$0.16	$0.58	$0.40

(See attached tables for the non-GAAP reconciliation)

NATIONAL CINEMEDIA, INC.
Pro Forma Statement of Operations
($ in millions, except per share data)
	Quarter Ended December 28, 2006 Historical	Contractual Adjustments	Transaction Adjustments	Quarter Ended December 28, 2006 Pro Forma, As Adjusted
Revenue:
Advertising	$60.0	$14.7	$—	$74.7
Administrative fees – founding members	1.1	(1.1)	—	—
Meetings and events	12.9	—	—	12.9
Other	0.1	—	—	0.1

TOTAL REVENUE	74.1	13.6	—	87.7

Expenses:
Advertising operating costs	3.2	—	—	3.2
Meetings and events operating costs	6.6	—	—	6.6
Network costs	4.2	—	—	4.2
Circuit share costs/theatre access fees – founding members	41.5	(27.5)	—	14.0
Selling and marketing costs	10.3	—	—	10.3
Administrative costs	5.0	—	0.2	5.2
Severance plan costs	0.8	—	—	0.8
Depreciation and amortization	1.4	—	—	1.4
Other	0.2	—	—	0.2

TOTAL EXPENSES	73.2	(27.5)	0.2	45.9
Operating Income/(Loss)	0.9	41.1	(0.2)	41.8
Interest expense, net	0.2	—	16.1	16.3
Income/(Loss) before income taxes and minority interest	0.7	41.1	(16.3)	25.5
Provision for income taxes	—	—	10.2	10.2
Minority interest, net	—	—	8.4	8.4
NET INCOME/(LOSS)	$0.7	$41.1	$(34.9)	$6.9

Earnings per share:
Basic				$0.16
Diluted				$0.16

NATIONAL CINEMEDIA, INC.
Pro Forma Statement of Operations
($ in millions, except per share data)
	Year Ended December 28, 2006 Historical	Contractual Adjustments	Transaction Adjustments	Year Ended December 28, 2006 Pro Forma, As Adjusted
Revenue:
Advertising	$188.2	$61.8	$—	$250.0

Administrative fees – founding members	5.4	(5.4)	—	—
Meetings and events	25.4	—	—	25.4
Other	0.3	—	—	0.3

TOTAL REVENUE	219.3	56.4	—	275.7

Expenses:
Advertising operating costs	9.2	—	—	9.2
Meetings and events operating costs	11.1	—	—	11.1
Network costs	14.7	—	—	14.7
Circuit share costs/theatre access fees – founding members	130.1	(81.0)	—	49.1
Selling and marketing costs	38.2	—	—	38.2
Administrative costs	16.4	—	0.6	17.0
Severance plan costs	4.2	—	—	4.2
Depreciation and amortization	4.8	—	—	4.8
Other	0.6	—	—	0.6

TOTAL EXPENSES	229.3	(81.0)	0.6	148.9
Operating Income/(Loss)	(10.0)	137.4	(0.6)	126.8
Interest expense, net	0.5	—	64.5	65.0
Income/(Loss) before income taxes and minority interest	(10.5)	137.4	(65.1)	61.8
Provision for income taxes	—	—	24.7	24.7
Minority interest, net	—	—	20.5	20.5
NET INCOME/(LOSS)	$(10.5)	$137.4	$(110.3)	$16.6

Earnings per share:
Basic				$0.39
Diluted				$0.40
NATIONAL CINEMEDIA, INC.
Pro Forma Statement of Operations
($ in millions, except per share data)
	Pre-IPO period December 29, 2006 through February 12, 2007 Historical	Post-IPO period February 13, 2007 through December 27, 2007 Historical	Contractual Adjustments	Transaction Adjustments	Year Ended December 27, 2007 Pro Forma, As Adjusted
Revenue:
Advertising	$20.6	$282.7	$6.2	$—	$309.5
Administrative fees - founding members	0.1	—	(0.1)	—	—
Meetings and events	2.9	25.4	—	—	28.3
Other	—	0.2	—	—	0.2

TOTAL REVENUE	23.6	308.3	6.1	—	338.0

Expenses:
Advertising operating costs	1.1	9.1	—	—	10.2
Meetings and events operating costs	1.4	15.4	—	—	16.8
Network costs	1.7	13.3	—	—	15.0
Circuit share costs/theatre access fees - founding members	14.4	41.5	(7.7)	—	48.2
Selling and marketing costs	5.2	40.9	—	—	46.1
Administrative costs	2.8	19.2	—	0.1	22.1
Severance plan costs	0.4	1.5	—	—	1.9
Depreciation and amortization	0.7	5.0	—	—	5.7
Other	—	0.9	—	—	0.9

TOTAL EXPENSES	27.7	146.8	(7.7)	0.1	166.9
Operating Income/(Loss)	(4.1)	161.5	13.8	(0.1)	171.1

Interest expense, net	0.1	57.2	—	8.1	65.4
Income/(Loss) before income taxes and minority interest	(4.2)	104.3	13.8	(8.2)	105.7
Provision for income taxes	—	41.9	—	0.7	42.6
Minority interest, net	—	37.6	—	0.9	38.5
NET INCOME/(LOSS)	$(4.2)	$24.8	$13.8	$(9.8)	$24.6
Earnings per share:
Basic					$0.58
Diluted					$0.58

Notes to the Pro Forma Consolidated Statements of Operations:

1. Contractual adjustments represent the increase to advertising revenue to reflect the pro forma assignment from the founding members to NCM LLC of all legacy advertising contracts in accordance with the amended exhibitor services agreements, based on the actual revenue generated from those legacy contracts and the reversal of the related legacy contract administrative fees historically recorded by NCM LLC. Legacy advertising contracts are those contracts signed by RCM and NCN prior to the formation of NCM LLC. In addition, adjustments include the pro forma effect of the revenue from the sale of additional theatre advertising inventory to the founding members, in accordance with the exhibitor services agreements, in order for the founding members to fulfill their beverage concessionaire agreement on-screen advertising commitments. Contractual adjustments also include the change in circuit share payments pursuant to the exhibitor services agreements. Under the terms of the prior exhibitor service agreements with the founding members, the circuit share payments were based on varying percentages of advertising revenue. Under the modified exhibitor services agreements, the theatre access fee payments will initially be based on a per attendee and per digital screen calculation.

2. Transaction adjustments represent interest expense, including amortization of deferred financing fees, over the term of the new senior secured credit facility of approximately $0.5 million per quarter or $1.9 million per year. Interest expense also includes the impact of an interest rate hedge agreement covering approximately 75% of the outstanding balance on the term loan. In addition, an adjustment to reflect minority interest expense is included, net of income tax expense/(benefit), resulting from the founding members’ ownership of approximately 55.2% of the NCM LLC common membership units outstanding immediately after the offering. Transaction adjustments also include adjustments necessary to reflect federal and state income taxes on the income allocated from NCM LLC to NCM Inc., including amortization of the payable related to the tax sharing agreement of approximately $2.8 million per quarter or $11.3 million per year.

3. Basic earnings per share is calculated on the assumption that the 42,000,000 shares sold in the offering are outstanding over the entire period. Diluted earnings per share is calculated assuming that the unit option shares, as converted and unvested shares of restricted stock are outstanding during periods corresponding to their original issuance date (after application of the treasury stock method). The convertible common membership units of the founding members (which aggregate 51,850,951 shares) are not included as they are antidilutive, due to inclusion in interest expense of non-cash amortization of the tax payable to founding members which is not deducted by the LLC.

NATIONAL CINEMEDIA, INC.
Non-GAAP Reconciliations (Pro Forma)
Unaudited ($ in millions)

EBITDA, Adjusted EBITDA and EBITDA margin (Pro forma)

EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by management to measure operating performance. EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA excludes from EBITDA severance plan costs and share based payment costs and deferred stock compensation. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue. EBITDA, adjusted EBITDA and adjusted EBITDA margin are important supplemental measures of operating performance because they eliminate items that have less bearing on our operating performance and so highlight trends in our core business that may not otherwise be apparent when relying solely on generally accepted accounting principles, or GAAP, financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles pro forma net income to pro forma EBITDA and adjusted EBITDA for the periods presented:

	Quarter Ended December 27, 2007	Quarter Ended December 28, 2006	Year Ended December 27, 2007	Year Ended December 28, 2006
Net income	$8.2	$6.9	$24.6	$16.6
Income taxes	13.6	10.2	42.6	24.7
Minority interest	12.2	8.4	38.5	20.5
Interest expense	16.5	16.3	65.4	65.0
Depreciation and amortization	1.7	1.4	5.7	4.8
EBITDA	52.2	43.2	176.8	131.6
Severance plan costs	0.2	0.8	1.9	4.2
Share-based compensation costs (1)	0.8	1.0	3.4	2.5
Adjusted EBITDA	$53.2	$45.0	$182.1	$138.3
Total Revenue	$94.5	$87.7	$338.0	$275.7
Adjusted EBITDA margin	56.3%	51.4%	53.9%	50.2%

Adjusted EBITDA	$53.2	$45.0	$182.1	$138.3
Loews Payment	3.7	$2.9	$11.7	$9.1
Adjusted EBITDA after pro forma Loews Payment	$56.9	$47.9	$193.8	$147.4
1. Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying pro forma financial statements.

CONTACT:
National CineMedia, Inc.
INVESTORS
Nikki Sacks, 800-844-0935
investors@ncm.com
or
MEDIA
Lauren Leff, 303-957-1709
lauren.leff@ncm.com